Exhibit 21.1

LIST OF EQUIFAX INC. SUBSIDIARIES

Subsidiaries of the Registrant - Equifax Inc. (a Georgia corporation) – as of December 31, 2020.

Name of Subsidiary	State or Country of Incorporation

Anakam Information Solutions, LLC	Delaware
Anakam, Inc.	Delaware
Ansonia Credit Data, Inc.	South Dakota
Apac BizInfo Pte Ltd	Singapore
ASNEF/Equifax Servicios de Informacion Sobre Solvencia y Credito S.L.	Spain
Austin Consolidated Holdings, Inc.	Texas
Barnett Associates Operations, LLC	Missouri
Compliance Data Center LLC	Georgia
Computer Ventures, Inc.	Delaware
Corporate Services LLC	Alabama
Credinformacoes Informaçoes de Credito Lda.	Portugal
Creditworks Australia Pty Ltd.	Australia
Datalicious Pty Ltd	Australia
Datalicious SAAS Pty Ltd	Australia
DataVision Resources, LLC	Iowa
DataX, Ltd	Nevada
EDX Australia Pty Limited	Australia
EFX de Costa Rica, S.A. (17)	Costa Rica
EFX Financing Unlimited Company	Republic of Ireland
Equiecua Analytics Services of Risk S.A.	Ecuador
Equifax Acquisition Holdings LLC	Georgia
Equifax Americas S.C.S.	Luxembourg
Equifax Analytics FZE	UAE
Equifax Analytics Private Limited (f/k/a Net Positive)	India
Equifax APAC Holdings Limited	New Zealand
Equifax Argentina, S.A.	Argentina
Equifax Australasia Credit Ratings Pty Limited	Australia
Equifax Australasia Group Services Pty Limited	Australia
Equifax Australasia HR Solutions Pty Limited	Australia
Equifax Australasia Workforce Solutions Pty Limited	Australia
Equifax Australia Commercial Services and Solutions Pty Limited	Australia
Equifax Australia Decision Solutions Pty Limited	Australia
Equifax Australia CDR Pty Limited	Australia
Equifax Australia Group Pty Limited	Australia
Equifax Australia Holdings Pty Ltd	Australia
Equifax Australia Information Services and Solutions Pty Limited	Australia
Equifax Australia Marketing Services Pty Limited	Australia
Equifax Australia Personal Solutions Pty Limited	Australia

Equifax Australia Pty Ltd	Australia
Equifax Cambodia Holdings Pte Limited	Singapore
Equifax Canada Co.	Nova Scotia
Equifax Canadian Holdings II Co.	Nova Scotia
Equifax Centroámerica S.A. de C.V.	El Salvador
Equifax Commercial Services Ltd.	Republic of Ireland
Equifax Consumer Services LLC	Georgia
Equifax Credit Information Services Private Limited	India
Equifax Credit Services LLC	Russia
Equifax Data Services LLC	Georgia
Equifax do Brasil Ltda.	Brazil
Equifax Ecuador C.A. Buró de Información Crediticia	Ecuador
Equifax Enterprise Services LLC	Georgia
Equifax EUA Limited	United Kingdom
Equifax Europe LLC	Georgia
Equifax Finance (Ireland) Unlimited Company	Republic of Ireland
Equifax Fraude, S.L.	Spain
Equifax Funding LLC	Georgia
Equifax Holdings (NZ) Limited	New Zealand
Equifax Honduras, Central de Riesgo Privada, S.A.	Honduras
Equifax Iberica, S.L.	Spain
Equifax Information Services LLC	Georgia
Equifax Information Services of Puerto Rico, LLC	Georgia
Equifax Information Technology LLC	Georgia
Equifax International Treasury Services Unlimited Company(18)	Republic of Ireland
Equifax Investment (South America) LLC	Georgia
Equifax Limited	United Kingdom
Equifax Luxembourg S.àr.l.	Luxembourg
Equifax Luxembourg (No. 3) S.àr.l.	Luxembourg
Equifax Luxembourg (No. 7) S.àr.l.	Luxembourg
Equifax Luxembourg (No. 8) S.àr.l.	Luxembourg
Equifax Luxembourg (No. 10) S.àr.l.	Luxembourg
Equifax New Zealand Holdings	New Zealand
Equifax New Zealand Information Services and Solutions Limited	New Zealand
Equifax (NZ) Holdings Pty Ltd	Australia
Equifax Paraguay S.A.	Paraguay
Equifax Peru S.A.	Peru
Equifax Plus, S.L.	Spain
Equifax Pty Limited	Australia
Equifax Receivables Funding LLC	Delaware
Equifax Secure Ltd.	United Kingdom
Equifax Software Systems Private Ltd.	India
Equifax South America LLC	Georgia
Equifax Spain Holdings S.àr.l.	Luxembourg
Equifax Special Services LLC	Georgia
Equifax Technology (Ireland) Limited	Republic of Ireland
Equifax Technology Solutions LLC	Georgia

Equifax UK AH Limited	United Kingdom
Equifax Uruguay S.A.	Uruguay
eThority LLC	South Carolina
Forseva, LLC	Delaware
GetCreditScore Pty Ltd	Australia
Grupo Inffinix, S.A. de C.V.	Mexico
ID Rehab Holdings, Inc.	Delaware
Identity Rehab Corporation	Colorado
IDR Processing, LLC	Colorado
Inffinix Administracion S.A. de C.V.	Mexico
Inffinix Assets S.A. de C.V.	Mexico
Inffinix Software Comercio, Servicios, Importação e Expostação, Ltda.	Brazil
Inffinix Software, S.A. de C.V.	Mexico
Infosistemas Financieros, S.A. de C.V.	Mexico
Integrated Debt Services Ltd.	United Kingdom
IntelliReal LLC	Colorado
Inversiones Equifax de Chile Ltda.	Chile
IXI Corporation	Delaware
JLR, Inc.	Quebec
Kingsway Financial Assessments Pty Ltd	Australia
Knowledge Works, Inc.	Delaware
Mapcity Peru S.A.C.	Peru
Mapcity.com Chile S.A.	Chile
Net Profit, Inc.	South Carolina
PayNet Inc.	Ontario
Pioneer Holdings Limited	Guernsey
Plantation RE Holdings LLC	Georgia
Rapid Reporting Verification Company, LLC	Texas
ReachTEL Pty Ltd	Australia
Redbird Insurance, LLC	Georgia
Secure Sentinel Australia Pty Limited	Australia
Servicios Equifax Chile Ltda.	Chile
TALX Corporation	Missouri
TALX UCM Services, Inc.	Missouri
TDX Group Limited	United Kingdom
TDX Indigo Iberia SL	Spain
The Prospect Shop Pty Ltd	Australia
TrustedID, Inc.	Delaware
VA Australia Finance Pty Limited	Australia
VA (NZ) Holdings Limited	New Zealand
Veda@Simah Limited	UAE
Verdad Informatica de Costa Rica, S.A.	Costa Rica
Worxtime, LLC	Georgia
ZIP ID Pty Ltd	Australia

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